BlueHawk Capital LLC
211 East 43rd Street, Suite 626
New York, New York 10017

ProGreen US, Inc.
2667 Camino del Rio South, Suite 312
San Diego, California 92108

Date: June 14, 2018

Re: Convertible Promissory Note issued November 24, 2017

Dear Mr. Telander,

Reference is made to that certain Convertible Promissory Note dated November 24, 2017 issued by ProGreen US Inc., a Delaware corporation (the "Company") in favor of BlueHawk Capital LLC, a Nevada limited liability company ("BlueHawk"), in the principal amount of US$65,000.000 (substantially in the form attached hereto as Exhibit A, the "Note"). All terms otherwise not defined herein shall have the meanings ascribed to such terms in the Note.

BlueHawk hereby agrees to extend the Maturity Date under the Note to July 10, 2018 (the "Extended Maturity Date") in exchange for the Prepayment Penalty under Section 1.9 of the Note to be increased to 135% multiplied by the sum of the then outstanding principal amount of the Note plus accrued and unpaid interest on the unpaid principal amount of the Note, plus Default Interest, if any (the "Prepayment Amount"). The Company hereby acknowledges and agrees to wire the Prepayment Amount by the Extended Maturity Date to the account controlled by BlueHawk in accordance with the wire instructions attached hereto as Exhibit B.

This letter agreement, contains the entire understanding between and among the parties and supersedes any prior understandings and agreements among them respecting the subject matter of this letter agreement. This letter agreement shall be governed by and construed in accordance with the laws of the State of Nevada without regard to choice of law principles. This letter agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one and the same instrument. In case any provision of this letter agreement shall be held to be invalid, illegal or unenforceable, such provision shall be severable from the rest of this letter agreement, and the validity legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

The parties hereby consent and agree that if this letter agreement shall at any time be deemed by the parties for any reason insufficient, in whole or in part, to carry out the true intent and spirit hereof or thereof, the parties will execute or cause to be executed such other and further assurances and documents as in the reasonable opinion of the parties may be reasonably required in order more effectively to accomplish the purposes of this letter agreement.

Please indicate your acknowledgment and acceptance of the terms of this letter agreement by signing in the space provided and returning this letter agreement to our attention.

Very truly yours,

BlueHawk Capital LLC

By____________________________
Name: Brian Freifeld
Title: President

ACKNOWLEDGED AND AGREED:

ProGreen US, Inc.

By____________________________
Name: Jan Telander
Title: Chief Executive Officer

Exhibit A

Note

See attached.

Exhibit B

BlueHawk Capital LLC Wire Instructions

See attached.